EXHIBIT 10.17

SECURED LOAN AGREEMENT

                  SECURED LOAN AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Agreement”), dated as of July 26, 2001 (the “Effective Date”), by and between REED KRAKOFF, a natural person residing in the State of New York (the “Borrower”) and COACH, INC., a Maryland corporation (the “Lender”).

W I T N E S S E T H:

                  WHEREAS, the Borrower desires that the Lender make a loan of $2,000,000 to Borrower; and

                  WHEREAS, the Lender is willing to make such a loan, subject to the terms and conditions set forth herein and in the other Loan Documents (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMOUNT AND TERMS OF THE LOAN

                  1.1 The Loan. The “Loan” hereunder shall mean the loan by the Lender to the Borrower in the principal amount of $2,000,000.

                  1.2 The Note. The Loan shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit A (the “Note”), which Note shall be executed by the Borrower as of the Effective Date. Every term contained in the Note shall be deemed incorporated into this Agreement. To the extent any provision of the Note shall be deemed to be inconsistent with the provisions of this Agreement, however, the provisions of this Agreement shall control.

                  1.3 The Pledge Agreement. As a condition to the Loan, the Borrower shall enter into a Pledge, Assignment and Security Agreement in substantially the form attached hereto as Exhibit B (the “Pledge Agreement”), which Pledge Agreement shall be dated as of the Effective Date. Pursuant to the Pledge Agreement, the Borrower’s obligations under this Agreement shall be secured by certain stock options and other security as set forth in the Pledge Agreement (the “Pledged Security”).

                  1.4 Interest

                  (a) The outstanding principal balance of the Loan and any other obligations arising under this Agreement shall bear interest at the rate of 5.12% per annum (which 5.12% per annum is equal to the annual midterm applicable federal rate for the calendar month of July, 2001 as published by the Internal Revenue Service in Revenue Ruling 2001-34). Interest on the Loan shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                  (b) Interest on the Loan shall accrue with annual compounding from and including the Effective Date but excluding the date of any repayment thereof, and, except as otherwise provided by in this Agreement, shall be payable by the Borrower to the Lender in one lump sum on the fifth anniversary of the Effective Date.

                  (c) Nothing contained herein shall be deemed to require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the amount required to be paid hereunder for any calendar month exceeds the maximum rate permitted by law, such amounts shall be automatically reduced for such month to the maximum rate permitted by applicable law.

                  (d) The Borrower shall compensate the Lender, upon the Lender’s delivery of a written demand therefor to the Borrower (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) for all reasonable losses, expenses and liabilities that the Lender sustains as a consequence of any default by the Borrower in repaying the Loan or any other amounts owing hereunder when required by the terms of this Agreement.

                  1.5 Repayment of Principal. Except as otherwise provided in this Agreement, repayment of principal shall be due and payable in installments as follows:

                  (a) $400,000 on the second anniversary of the Effective Date;

                  (b) $400,000 on the third anniversary of the Effective Date;

                  (c) $400,000 on the fourth anniversary of the Effective Date; and

                  (d) $800,000 on the fifth anniversary of the Effective Date.

                  1.6 Prepayment. The Borrower may prepay all or any part of the Loan, including interest, without penalty or premium at any time from time to time.

                  1.7 Acceleration. Notwithstanding Section 1.5, immediately upon the occurrence of any Event of Default (as defined in Section 7.1) and during any continuance thereof, the Lender may declare the Loan, all interest thereon and all other amounts and obligations payable to be forthwith due and payable to the Lender or may take any other action as provided in Section 7.2 herein.

                  1.8 Payment Procedures. All payments made by Borrower under this Agreement shall be made to the Lender at its office at the address indicated in Section 9.8 and shall be made by wire transfer in U.S. dollars in immediately available funds to the following account: The Northern Trust Company, Chicago, Illinois, Account Number 21-229, Bank Routing Number 071000152, or such other account number as may be designated by the Lender in writing from time to time. All payments received by the Lender shall be applied first to fees (if any), then to unpaid principal and interest in accordance with the terms of this Agreement. To the extent not previously repaid, all principal and interest outstanding with respect to the Loan, plus any accrued but unpaid fees or other obligations arising under this Agreement, shall be due and payable in full on the fifth anniversary of the Effective Date.

2. EFFECTIVENESS

                  2.1 Effectiveness. None of this Agreement, the Pledge Agreement or the Note (collectively, the “Loan Documents”) shall become effective until (i) all parties hereto have executed and delivered a counterpart hereof (including by way of facsimile transmission) and (ii) the conditions precedent set forth in Section 5 hereof shall have been satisfied.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER

                  The Borrower represents and warrants to the Lender as follows:

                  3.1 Authority. The Borrower has the requisite legal capacity to own his assets, to borrow money, to execute, deliver and perform each of the Loan Documents to which he is a party and all other documents, certificates and instruments delivered in connection therewith, and to effect and carry out the transactions contemplated herein and therein. Each Loan Document has been duly authorized and, when executed and delivered, will be a valid and legally binding instrument enforceable against Borrower in accordance with its terms. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby (a) will not (immediately or with the passage of time, or the giving of notice) violate (i) any law, order, rule or regulation or determination of an arbitrator, a court, or other governmental agency, applicable or binding upon the Borrower or any of the Borrower’s property (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or as to which the Borrower or any of the Borrower’s property is subject (collectively, “Requirement of Law”), or (ii) any provision of any agreement, instrument, or undertaking to which the Borrower is a party or by which the Borrower or any of the Borrower’s property is bound and (b) will not result in the creation or imposition of any lien upon any of the property of the Borrower, other than those in favor of the Lender pursuant to the Loan Documents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity (“Person”) in connection with the execution and delivery of the Loan Documents and the performance of any obligations contemplated thereby.

                  3.2 Pledged Security Ownership. The Borrower is the owner of, or has contractual rights to, the Pledged Security subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, or other encumbrance whatsoever, except the liens and security interests created by the Loan Documents. The pledge and grant of the Pledged Security by the Borrower pursuant to the Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Security in favor of the Lender. The Borrower is not subject to any contractual obligation restricting or limiting the ability of the Borrower to pledge the Pledged Security pursuant to the Pledge Agreement.

                  3.3 Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the best knowledge of the Borrower threatened, against the Borrower or the Lender, that could, if adversely determined, have a material adverse effect on the performance of any obligation contemplated in or arising under the Loan Documents (a “Material Adverse Effect”).

                  3.4 Other Debt

                  (a) Exhibit C attached hereto fully and accurately states, as of the Effective Date, all outstanding indebtedness (other than the Loan hereunder) and committed undrawn lines of credit of the Borrower in excess of $100,000 and any other indebtedness and committed undrawn lines of credit under $100,000 which in the aggregate exceed $100,000 (collectively, the “Other Debt”), and

                  (b) No default or event of default is existing with respect to such Other Debt and all representations and warranties made pursuant to the documents relating to the Other Debt are true and correct.

                  3.5 Taxes. All federal, state, local and foreign tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of the Borrower’s Tax Affiliates (as defined below) have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any extensions obtained for the filing thereof), all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof. Proper and accurate amounts have been withheld by the Borrower and each of the Borrower’s Tax Affiliates, if any, from their respective employees, as applicable, for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental authorities. “Tax Affiliate” shall mean, as to any Person, (i) any subsidiary of such Person and (ii) any affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  3.6 Full Disclosure. No written statement prepared or furnished to the Lender in connection with the transactions contemplated hereby (including, without limitation, financial statements) by or on behalf of the Borrower, when all such statements are taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower have been disclosed to the Lender.

                  3.7 No Burdensome Restrictions; No Defaults

                  (a) The Borrower is not a party to any contractual obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a lien (other than a lien granted pursuant to a Loan Document) on the property or assets of the Borrower.

                  (b) The Borrower is not in default under or with respect to any contractual obligation owed by the Borrower and, to the knowledge of the Borrower, no other party is in default under or with respect to any contractual obligation owed to the Borrower, other than those defaults which in the aggregate have no Material Adverse Effect.

                  (c) No Event of Default or event which, with the lapse of time and/or notice, would become an Event of Default (such event, a “Default”) has occurred and is continuing.

                  (d) There is no Requirement of Law the compliance with which by the Borrower would have a Material Adverse Effect.

4. REPRESENTATIONS AND WARRANTIES OF THE LENDER

                  4.1 Contractual Obligations. The Lender is not subject to any contractual obligation restricting or limiting the ability of the Borrower to pledge the Pledged Security pursuant to the Pledge Agreement.

5. CONDITIONS PRECEDENT

                  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  5.1 Documents. The Lender shall have received the following, validly executed to the satisfaction of the Lender:

                  (a) this Agreement;

                  (b) the Note; and

                  (c) the Pledge Agreement.

                  5.2 Approvals.

                  The Lender and the Borrower shall have received all necessary governmental approvals (domestic and foreign) and third party approvals in connection with the Loan and the transactions contemplated by the Loan Documents, which approvals shall have been received and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loan and the transactions contemplated thereby. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loan or the transactions contemplated by the Loan Documents.

                  5.3 Compliance with Covenants. The Borrower shall have complied with and performed all of the Borrower’s covenants and obligations under the Loan Documents.

                  5.4 No Event of Default. No Default or Event of Default exists.

                  5.5 Related Information. The Borrower shall have provided to the Lender in form satisfactory to the Lender such other financial and personal information relating to the Borrower as requested by the Lender.

                  5.6 Fees and Expenses. The Lender has paid all costs and expenses in connection with the preparation, execution and delivery of the Loan Documents including but not limited to the reasonable fees and out-of-pocket expenses of Latham & Watkins, counsel to the Lender.

6. COVENANTS OF THE BORROWER

                  6.1 Certain Affirmative Covenants. The Borrower covenants and agrees that until full and complete performance by the Borrower of all obligations arising under the Loan and the Loan Documents, the Borrower shall:

                  (a) Cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by the Loan Documents; provided, however, that the Borrower shall be under no obligation to provide any collateral other than the Pledged Security;

                  (b) As soon as possible and in any event within two business days after acquiring knowledge thereof notify the Lender in writing of the occurrence of any Default or Event of Default;

                  (c) Cause to be promptly delivered to the Lender copies of all written notices, and notice of any oral notices, received by the Borrower with respect to any part of the Pledged Security;

                  (d) Promptly give notice to the Lender of any challenge to the title of the Pledged Security and defend the Lender’s right, title and security interest in and to the Pledged Security and the proceeds thereof against the claims and demands of all persons (the Borrower also agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Lender as collateral and will likewise defend the Lender’s right thereto and security interest therein);

                  (e) Promptly provide the Lender with such other information respecting condition or operations, financial or otherwise, of the Borrower as the lender may from time to time reasonably request; and

                  (f) At the request of the Lender, provide the Lender with duly authorized certificates evidencing any Pledged Security, together with stock powers executed in blank to the Lender.

                  6.2 Negative Covenants. The Borrower covenants and agrees that until full and complete performance by the Borrower of all obligations arising under the Loan and the Loan Documents, the Borrower shall not:

                  (a) Sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Pledged Security, nor create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrances with respect to any of the Pledged Security or interest therein, or any proceeds thereof, except for the liens and security interests provided or permitted hereby;

                  (b) Without the prior written consent of the Lender, grant proxies, assign or otherwise transfer voting interests in the Pledged Security, or vote as a stockholder of the Lender to issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Security or engage in any other transaction that could have an adverse effect on the value of the Pledged Security or the rights and remedies of the Lender in respect thereof;

                  (c) Sell any shares of Coach, Inc. common stock in a manner that would adversely effect the Lender’s ability to sell the Pledged Security; or

                  (d) Use the proceeds of the Loan to purchase or carry (i) “securities” within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or (ii) “Margin Stock” within the meaning of Regulation G, U, or X of the Board of Governors of the Federal Reserve System.

                  6.3 Compliance with Laws, etc. The Borrower shall comply in all material respects with all Requirements of Law, contractual obligations, commitments, instruments, licenses, permits and franchises; provided, however, that there shall not be deemed a default under this Section if all such non-compliances in the aggregate have no Material Adverse Effect.

                  6.4 Payment of Taxes. The Borrower shall pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies; provided, however, that there shall not be deemed a default under this Section if all such non-payments in the aggregate have no Material Adverse Effect.

                  6.5 Reporting Requirements. The Borrower shall furnish to the Lender:

                  (a) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign governmental authority or arbitrator, affecting the Borrower, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

                  (b) Promptly (and in any event within two business days) after Borrower becomes aware of the existence of (i) any breach or non-performance of, or any default under, any contractual obligation which is material to the financial condition of the Borrower, or (ii) any event, development or other circumstances which has any reasonable likelihood of causing of resulting in a Material Adverse Effect, written notice in reasonable detail specifying the nature of the breach, non-performance, default, event, development or circumstance, including without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                  (c) Upon the request of the Lender, copies of all federal, state and local tax returns and reports filed by the Borrower or any of the Borrower’s affiliates in respect of taxes measured by income (excluding sales, use and like taxes); and

                  (d) Such other information respecting the financial condition of the Borrower as the Lender may from time to time reasonably request.

                  6.6 Indebtedness. The Borrower shall not create or suffer to exist any indebtedness except:

                  (a) The Loan;

                  (b) Current liabilities in respect of taxes, assessments and governmental charges or levies incurred; and

                  (c) Indebtedness existing on the Effective Date and set forth on Exhibit C, or refinancings thereof which do not increase the principal amount thereof or provide for any payment of principal prior to the dates and in the amounts required under the terms of the indebtedness being refinanced.

                  (d) Indebtedness secured by a purchase money mortgage.

                  (e) Indebtedness (other than as set forth in subparagraphs (a) through (d), above) not exceeding $5,000,000 in the aggregate.

7. EVENTS OF DEFAULT; ACCELERATION

                  7.1 Events of Default. Each of the following shall constitute an “Event of Default”:

                  (a) The Borrower shall fail to make any payment of principal or interest on the Loan or other amounts due under the Loan Documents on the date which such payment is due;

                  (b) The Borrower shall fail to perform any term, covenant or agreement contained in Sections 6.1(b) or 6.2 herein; or (ii) the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any Loan Document and such failure shall continue for fifteen (15) days after the earlier of the date on which (x) the Borrower becomes aware of such failure or (y) written notice of such failure has been given to the Borrower by the Lender;

                  (c) Any representation or warranty of the Borrower in any Loan Document shall prove to have been false in any material respect upon the date when made;

                  (d) The Borrower’s employment with the Lender shall be terminated for any reason or the Borrower shall materially breach any provision of any employment agreement that may be entered into between the Borrower and the Lender prior to the time the Borrower repays the Loan in full;

                  (e) The Borrower shall default in the payment when due (whether by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise) of any indebtedness for borrowed money owing to any other person, or any interest or premium thereon of any amount owing in respect of such indebtedness, in excess of $100,000; or the Borrower shall default in the performance or observance of any obligation or condition with respect to such indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness, or any such indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment date;

                  (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) be generally unable to pay the Borrower’s debts as such debts become due; (iii) make a general assignment for the benefit of the Borrower creditors; (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect); (v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower in an involuntary case under the United States Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the liquidation of the Borrower’s assets, or the composition or readjustment of the Borrower’s debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Borrower’s assets, or (iii) similar relief in respect of the Borrower under any law of any jurisdiction relating to bankruptcy, insolvency, or the composition or readjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days; or an order for relief against the Borrower shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar law of any jurisdiction;

                  (h) There shall remain in force, undischarged, unbonded, or unstayed, for more than thirty (30) days, any final judgment against the Borrower that, with other outstanding final judgments, undischarged, against the Borrower exceeds in the aggregate $100,000;

                  (i) The Borrower shall die or become incapacitated;

                  (j) Any provision of the Pledge Agreement shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or the Pledge Agreement shall for any reason cease to create a valid lien on the Pledged Security purported to be covered thereby, or such lien shall cease to be a perfected and first priority lien with respect to the Pledged Security, or the Borrower shall so state in writing; or

                  (k) Any necessary approval, qualification or license of any governmental entity required in connection with any Loan Document or the transactions contemplated thereby shall be revoked, terminated, withdrawn, suspended, modified, withheld, or not renewed, which in the Lender’s judgment, would individually or in the aggregate have a Material Adverse Effect.

                  7.2 Remedies Upon Default. Immediately upon the occurrence of any Event of Default and during the continuance thereof, the Lender may declare the Loan, all interest thereon and all other amounts and obligations payable under any Loan Document to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; provided that, upon the occurrence of an Event of Default specified in subparagraphs (g) and (h) above, the Loan, all such interest and all such amounts and obligations payable under any Loan Document shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Lender shall have the rights and remedies (a) set forth in the Pledge Agreement, (b) in any other instrument or agreement securing, evidencing, or relating to any of the obligations of the Borrower hereunder, (c) all the rights and remedies of a secured party under the Uniform Commercial Code and (d) the Lender shall also have the right to offset any amounts otherwise payable from the Lender to the Executive (including, without limitation, any salary, bonus or severance payments) by the amount of such unpaid principal and/or interest. The Borrower further waives and agrees not to assert any rights or privileges it may acquire under Section 9-112 of the Uniform Commercial Code and the Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Security are insufficient to pay all amounts to which the Lender is entitled, and the fees of any attorneys employed by the Lender to collect such deficiency.

                  7.3 Regulatory Approval. To the extent necessary, the Borrower agrees to use Borrower’s best efforts to obtain all approvals, authorizations, consents and licenses or to provide any regulatory notices required by, any federal, state, or local regulatory agency or governmental body with jurisdiction thereof in connection with any foreclosure with respect to the Pledged Security or subsequent sale or other disposition of any or all of the Pledged Security, or any change in the voting rights or control of the voting rights relating thereto upon the occurrence and continuance of an Event of Default, and, to the extent not otherwise unlawful, to deal with the Pledged Security in a manner consistent with the best interests of the Lender, including selling the Pledged Security at the request of the Lender to any Person authorized to purchase Pledged Security.

8. ARBITRATION

                  8.1 AGREEMENT TO BINDING ARBITRATION. THE PARTIES AGREE THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE BREACH THEREOF, SHALL AT EITHER PARTIES, ELECTION, BE SUBMITTED TO ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EITHER PARTY MAY OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER, OR EXERCISE SELF-HELP, AT ANY TIME WITHOUT WAIVING ITS RIGHT TO ARBITRATION.

9. MISCELLANEOUS

                  9.1 Expenses. Whether or not any advances are made pursuant to the Loan, the Lender agrees to pay all costs and expenses in connection with the preparation, execution,

delivery, administration, and enforcement of the Loan and the Loan Documents and the perfection and continuation of the security interest in the Pledged Security

                  9.2 Governing Law; Submission to Jurisdiction. This Agreement, the Pledge Agreement and the Note are contracts under the laws of the State of New York and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without regard to its principals of conflicts of laws. The Borrower and the Lender hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower and the Lender irrevocably waive, to the fullest extent permitted by applicable law, any objection that the Borrower or the Lender may now or hereafter have to laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  9.3 Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.4 Further Assurances. Subject to Section 6.1(a), the Borrower shall, at any time, and from time to time, upon the written request of the Lender, execute and deliver such further documents and do such further acts and things as the Lender may reasonably request to effect the purposes of this Agreement, including, in the case of the Borrower, delivering to the Lender at the request of the Lender a proxy with respect to the Pledged Security, and this Agreement shall constitute a proxy with respect to the Pledged Security.

                  9.5 Waivers. No course of dealing between any of the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Lender hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  9.6 Rights Cumulative. The rights and remedies provided herein, in the Pledge Agreement, in the Note, and in all other agreements, instruments, and documents delivered pursuant to or in connection with this Agreement, and by applicable law are cumulative and are in addition to and not exclusive of any other rights or remedies provided by law.

                  9.7 Severability. The provisions of this Agreement are severable. If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

                  9.8 Notices. All notices and other communications made or required to be given pursuant to the Loan Documents shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(a)	To the Borrower:

Reed Krakoff 162 East 70th Street New York, NY 10021

With a copy to:

Reed Krakoff 516 West 34th Street New York, NY 10001

(b)	To the Lender:

Coach, Inc. 516 West 34th Street New York, NY 10001 Attention: Carole P. Sadler, Esq. Facsimile No: (212) 629-2398

With a copy to:

Latham & Watkins 885 Third Avenue New York, NY 10022 Attention: Bradd L. Williamson, Esq. Facsimile No.: (212) 751-4864

                  9.9 Successors and Assign. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that the Borrower may not assign any rights or obligations hereunder without the written consent of the Lender.

                  9.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one document.

                  9.11 Termination. This Agreement shall terminate upon irrevocable payment in cash in full of all obligations secured hereby, at which time the Lender will deliver all of the Pledged Security being held hereunder to the Borrower or as otherwise instructed by the Borrower.

[signature page follows]

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER /s/ Reed Krakoff Reed Krakoff LENDER By:/s/ Keith Monda Name: Keith Monda Title: Chief Operating Officer